OLD REPUBLIC INTERNATIONAL CORPORATION 2023 PERFORMANCE RECOGNITION PLAN (PRP) AWARD AGREEMENT This Award Agreement (the “Award Agreement”) made as of ____________, 20__ (“Effective Date”) by and between Old Republic International Corporation, a Delaware corporation (the “Company”) and __________________ (the “Participant”). WHEREAS, the Company sponsors the Old Republic International Corporation 2023 Performance Recognition Plan (the “Plan”); and WHEREAS, the Company desires to encourage the Participant to remain an employee of the Company and/or its Affiliates (as defined in the Plan) and, during the Performance Period specified below to contribute substantially to the financial performance of the Company and, to provide that incentive, the Company has granted the Participant an Award under the Plan subject to terms and conditions set forth in the Plan and this Award Agreement; and NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound, the Company, acting through its Compensation Committee of its Board of Directors (the “Committee”), and the Participant agree as follows: 1. Grant. The Committee hereby grants to the Participant an Award, subject to the terms and conditions of the Plan and this Award Agreement (“this Award”). 2. Performance Period. The Performance Period to which this Award relates is the 12- month period beginning on January 1, 20__. 3. Target Award. The target amount payable under this Award is ____% of Base Salary (as defined in the Plan). The Individual Award Opportunity, which is the maximum amount payable under this Award, is 200% of the target amount. The amount payable (if any) under the Award is contingent on satisfaction of the conditions described in Section 4. 4. Conditions. This Award is subject to the vesting conditions and Performance Objectives (as defined in the Plan) set forth in Exhibits A and B to this Award Agreement, which are incorporated herein by reference. No part of this Award will be paid until the Committee determines that these vesting conditions and Performance Objectives have been attained. To the extent the vesting conditions and Performance Objectives are satisfied, this Award will be paid in the tax year following the end of the Performance Period. 5. Withholding. The Company or its Affiliates may withhold from any payment to the Participant pursuant to this Award all taxes, including social security taxes, which the Company or its Affiliates is required or otherwise authorized to withhold with respect to such payment.

2 6. Clawback/Recovery. This Award Agreement and any payments hereunder are subject to recoupment in accordance with any clawback policy that the Company is specifically required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise specifically required by the Dodd- Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in this Award Agreement as the Committee determines necessary or appropriate. As of the Effective Date, the Company’s clawback policy provides, to the extent permitted by law, that the Company will seek to recoup any incentive-based compensation, including Awards under the Plan, paid to any current or former executive officer if: (a) the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement, (b) the Board determines that such executive officer engaged in misconduct that resulted in the obligation to restate, and (c) a lower payment would have been made to the executive officer based upon the restated financial results. The Company’s clawback policy may be amended or restated from time to time as required by the listing standards of any national securities exchange or association on which the Company’s securities are listed, as is otherwise specifically required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, or as otherwise determined by the Committee. 7. Participant Representations. In connection with this Award, the Participant represents the following: (a) The Participant has reviewed with the Participant ’s own tax advisors, the federal, state, local and foreign tax consequences of this Award Agreement and the transactions contemplated hereby. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this Award Agreement and the transactions contemplated hereby. (b) The Participant has received, read and understood this Award Agreement and the Plan and agrees to abide by and be bound by their respective terms and conditions. 8. Miscellaneous. (a) Governing Law. This Award Agreement, including the Exhibits hereto, shall be construed, administered, and governed under the laws of the state of Illinois and applicable federal law. (b) Successors. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. (c) Entire Agreement; Amendment. This Award Agreement and the Plan contain the entire understanding between the parties hereto with respect to the subject matter of this Award

3 and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter of this Award Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail. This Award Agreement may not be amended or modified without the written consent of the Company, acting through the Committee, and the Participant. (d) Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original and all of which together shall constitute one document. IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed on its behalf, and said the Participant has hereunto set his or her hand, all as of the date first set forth above. OLD REPUBLIC INTERNATIONAL CORPORATION By:_____________________________________________ PARTICIPANT ________________________________________________

A-1 EXHIBIT A VESTING CONDITIONS This Award will not be paid, in whole or in part, unless the Participant is actively employed by the Company or one of its Affiliates on the date of payment and solely to the extent of the achievement of the Performance Objectives on Exhibit B. Notwithstanding the foregoing and subject to the achievement of the Performance Objectives on Exhibit B, in the event the Participant (i) dies or becomes Disabled during the Performance Period, this Award will become vested pro rata based on the number of days of active employment during the Performance Period, or (ii) experiences a Separation from Service without Cause in connection with a Change of Control, this Award will become vested in full.

B-1 EXHIBIT B PERFORMANCE OBJECTIVES For the Performance Period identified in Section 2 of the Award, the Award is subject to the following weighted selected Performance Criteria and Performance Objectives (threshold, objective, and maximum): Selected Performance Criteria (Weight) Performance Objectives Award Percentage [[Insert Performance Criteria] ([insert percentage]%) Less than Threshold N/A 0% Threshold [insert figure] 50% Objective [insert figure] 100% Maximum [insert figure] 200% [Insert Performance Criteria] ([insert percentage]%) Less than Threshold N/A 0% Threshold [insert figure] 50% Objective [insert figure] 100% Maximum [insert figure] 200% Discretionary (30%) N/A N/A N/A